UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 12, 2013

PBF ENERGY INC.
PBF HOLDING COMPANY LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-186007	27-2198168
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On April 15, 2013, PBF Energy Inc. (“PBF” or the “Company”) issued a press release regarding the rising cost of compliance with the Renewable Fuels Standard through the purchase of renewable energy credits, known as RINs, including comments made by Executive Chairman, Thomas D. O’Malley, in an article published by Platts on April 12, 2013.  PBF disclosed that it had expected to spend about $120 million on RINs in 2013 but that cost could increase by $30 to $40 million due to the rising cost of RINs.  A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

Statements reflecting the Company’s or its management’s expectations or predictions relating to future plans, results, performance, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company’s (PBF Energy Inc. and subsidiaries) control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements.  Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 15, 2013

PBF Energy Inc.
(Registrant)

		By:	/s/ Matthew C. Lucey
		Name:	Matthew C. Lucey
		Title:	Senior Vice President, General
Counsel

Dated:	April 15, 2013

PBF Holding Company LLC
(Registrant)

		By:	/s/ Matthew C. Lucey
		Name:	Matthew C. Lucey
		Title:	Senior Vice President, General
Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 15, 2013.